Exhibit 10.1
Clean Diesel Technologies, Inc.
Subordinated Convertible Notes Commitment Letter
This letter is directed at persons having professional experience in matters relating to investments and any investment in the Company hereunder will be engaged in only with such persons. Persons who do not have professional experience in matters relating to investments should not sign this letter.
Kanis S.A. (the “Purchaser”), with an address c/o S G Associates Limited, 82Z Portland Place, London, England, W1B 1NS, hereby agrees with Clean Diesel Technologies, Inc., a Delaware corporation (the “Company”), with an office at 4567 Telephone Road, Suite 206, Ventura, California, USA 93003 to purchase US$3,000,000 aggregate principal amount of the Company’s 8.0% subordinated convertible notes due May 10, 2016 (the “Notes”) upon the terms set forth below, as to which Company and Purchaser agree. The offering of the Notes is made pursuant to and in reliance upon Regulation S promulgated under the U.S. Securities Act of 1933, as amended (the “Act”).

Commitment:
Purchaser agrees to purchase from the Company at par, in one or more tranches, US$3,000,000 aggregate principal amount of Notes on or before May 10, 2011. Purchaser acknowledges that this commitment (i) is irrevocable, (ii) is conditioned upon acceptance by or on behalf of the Company and may be accepted or rejected in whole or in part by the Company in its sole discretion and (iii) will expire if not accepted by the Company on or prior to May 10, 2011.

Notes:	The principal terms of the Notes are set forth on Schedule A hereto. The form of promissory note evidencing the Notes is set forth as Schedule B hereto.

Conversion Rights:
Purchaser shall have the right, but not the obligation, from time to time to convert the principal amount of the Notes and any interest accrued thereon into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), provided that notice of any such conversion shall be given to the Company not less than 75 days prior to the date on which such shares of Common Stock are to be issued. The initial conversion price shall be $7.044, subject to adjustment for any stock split, reverse stock split, reclassification, recapitalization, consolidation, exchange or like change with respect to the Company’s Common Stock. Notwithstanding the foregoing, the maximum number of shares of Common Stock that may be issuable upon conversion of the Notes shall be 369,853, subject to adjustment for any stock split, reverse stock split, reclassification, recapitalization, consolidation, exchange or like change with respect to the Company’s Common Stock.

Purchaser Status:
Purchaser represents that it is a “Qualified Investor” within the meaning of Section 86 of the Financial Services and Markets Act 2000 and an “investment professional” within the meaning of Article 19 of the FSMA 2000 (Financial Promotion) Order 2005 and is not a “U.S. Person” within the meaning of Rule 902 of Regulation S promulgated under the Act.

Purchaser represents that it is the beneficial owner 398,722 shares of Common Stock and has the right to acquire 25,000 additional shares of Common Stock, which right does not mature until 2012. Purchaser does not own, beneficially or otherwise, or have the right to acquire any additional shares of Common Stock.

Voting Rights:
The Notes shall have no voting rights. The Common Stock into which such Notes may be converted shall have one vote per share in accordance with Delaware law from and after the time that such shares of Common Stock are issued and outstanding.

Resale Limitations:
Purchaser agrees to not sell any Notes or any shares of Common Stock issued upon conversion of the Notes (the “New Shares”) for a period of not less than six (6) months from the date of issuance by the Company of the Notes or New Shares to Purchaser. Moreover, the purchase and sale of the Notes and the New Shares are subject to Regulation S promulgated under the Act by the U.S. Securities and Exchange Commission and relating to an available exemption from registration for the sale of securities by U.S. companies in offshore transactions. To that end Purchaser represents, certifies and agrees that (i) it is not a “U.S. Person” (within the meaning of Regulation S) and is not acquiring the Notes or the New Shares for the account or benefit of any U.S. Person, (ii) Purchaser did not become aware of the Company or the Notes or the Common Stock through any form of “directed selling efforts” (as defined in Rule 902 of Regulation S), and no general solicitation or general advertising in violation of the Act has been or will be used nor will any offers by means of any directed selling efforts in the United States be made by Purchaser or any of its representatives in connection with the offer and sale of’ any of the Notes or the New Shares, (iii) at the time of the origination of contact concerning the transactions contemplated by this Commitment Letter and on the date of execution and delivery of this Commitment Letter by Purchaser, Purchaser was outside the United States, (iv) with respect to the Notes and the New Shares, it shall comply with the Transfer Restrictions set out on Schedule C attached to this Commitment Letter and made a part hereof, (v) that such Transfer Restrictions shall be set out in the Notes (and in a legend upon the New Shares), and (vi) that the Company will refuse (or cause its transfer agent and registrar to refuse) transfer and registration of any Notes (or New Shares issuable upon conversion of the Notes) transferred other than in accordance with the Transfer Restrictions.

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Restricted Activities:
Purchaser agrees that, for so long as this Commitment Letter is in effect or any of the Notes remain outstanding, it will not engage in any short-selling or “selling against the box” with respect to the Common Stock, or engage in any puts, calls or other derivative or hedging activities with respect to the Common Stock.

Funding:	Purchaser shall deliver, in one or more tranches, US$3,000,000 by wire transfer to the Company’s account, in U.S. Dollars, on or before May 10, 2010.

Law:
This Commitment Letter and the purchase of the Notes shall be governed by Delaware law and the Notes shall be governed by California law, in each case without reference to the conflicts of laws rules of any jurisdiction.

Miscellaneous:
This Commitment Letter is not assignable by Purchaser without the consent of the Company. The representations and warranties made by the Purchaser in this Commitment Letter shall survive the closing of the transactions contemplated hereby. Schedule C is an integral part of this Commitment Letter and shall be deemed incorporated by reference herein. This Commitment Letter may be executed in one or more counterparts, all of which together shall constitute one instrument. When executed by both the Purchaser and the Company, this Commitment Letter shall be a legally valid and binding obligation of Purchaser and the Company.

Signatures:	This Commitment Letter has been executed and delivered by the following authorized representatives of the Purchaser and the Company.
[Signature page follows.]

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[Signature Page to Clean Diesel Technologies, Inc.
Subordinated Convertible Notes Commitment Letter]

CLEAN DIESEL TECHNOLOGIES, INC.			KANIS, S.A.

By:	/s/ Nikhil A. Mehta		By:	/s/ John Kanis

	Name:	Nikhil A. Mehta		Name:	John Kanis
	Title:	Chief Financial Officer		Title:	Director
Dated: April 11, 2011			Dated: April 11, 2011

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Schedule A
to Clean Diesel Technologies, Inc.
Subordinated Convertible Notes Commitment Letter
Regulation S Offering of Subordinated Convertible Notes Due 2016:

Issuer:	Clean Diesel Technologies, Inc., a corporation organized under the laws of Delaware (the “Company”).

Securities Offered:	US$3,000,000 aggregate principal amount of 8.0% Subordinated Convertible Notes due 2016 (the “Notes”).

Issue Date:	Not later than May 10, 2011 with respect to the Notes.

Interest:	8.0% per annum, payable in cash on each interest payment date.

Interest Payment Dates:	March 31, June 30, September 30 and December 31 of each year beginning June 30, 2011.

Maturity Date:	May 10, 2016 (the “Maturity Date”), unless earlier converted, redeemed or repurchased.

Redemption Rights:
At any time on or after November 11, 2012 (the “Early Redemption Date”), and upon not less than 30 days prior written notice, a holder may require the Company to purchase all or a portion of its Notes at a purchase price in cash equal to 100% of the principal amount of the Notes to be purchased, plus any accrued but unpaid interest thereon, to but excluding the purchase date.

Prepayment Rights:
The Company shall have the right to prepay the Notes prior to the Maturity Date, without penalty or premium, subject however, to the holders’ prior rights of conversion. In the event of a prepayment, holders shall have the right to elect whether to (i) convert the Notes, plus accrued and unpaid interest; (ii) accept prepayment; or (iii) a combination of the two.

Unsecured:	The Notes shall be unsecured obligations of the Company.

Subordination:	The Company’s repayment obligations under the Notes shall be subordinate in right of payment to current and any future secured debt of the Company.

Conversion Rights:
So long as it has provided 75 days’ prior written notice to the Company, and subject to the conversion limitation below, a holder may convert the Notes, including any accrued and unpaid interest thereon, at any time on or prior to the close of business on the business day immediately preceding the Maturity Date, into shares of the Company’s common stock, par value $.01 per share (the “Common Stock”) at the Conversion Price per share. All accrued and unpaid interest shall be included in the conversion calculation. The Conversion Price shall be subject to adjustment as provided under the caption “Conversion Adjustments” below.

Limitation on Conversion:
The maximum number of shares of Common Stock that may be issuable upon conversion of the Notes shall be 369,853, subject to adjustment as provided under the caption “Conversion Adjustments” below. For avoidance of doubt, no shares of Common Stock may be issued with respect to the Notes, whether as an “in kind” payment of interest or otherwise, except upon conversion as described herein and subject to the limitation set forth in the preceding sentence.

Conversion Price:	120% of the consolidated closing bid price per share of Common Stock immediately preceding the execution of this Commitment letter by Purchaser (the “Conversion Price”).

Conversion Adjustments:
The Conversion Price and the maximum number of shares of Common Stock that may be issuable upon conversion of the Notes will be subject to adjustment for any stock split, reverse stock split, reclassification, recapitalization, consolidation, exchange or like change with respect to the Company’s Common Stock.

Use of Proceeds:	The proceeds from issuance of the Notes shall be used for general working capital purposes.

Transfer Restrictions:
None of the Notes or the Common Stock issuable upon conversion of the Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any other federal or state securities laws and these securities may not be offered for sale or resold or otherwise transferred unless they are registered under the Securities Act or an applicable exemption from registration is available.

Schedule B
to Clean Diesel Technologies, Inc.
Subordinated Convertible Notes Commitment Letter
Form of Promissory Note
THIS SECURITY HAS NOT BEEN AND WILL NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED BY SUCH HOLDER PRIOR TO THE LATER OF THE (X) SIX MONTHS FOLLOWING THE ISSUANCE HEREOF OR (Y) IF APPLICABLE, THREE MONTHS AFTER IT CEASES TO BE AN AFFILIATE, OTHER THAN (1) TO THE COMPANY, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE LAWS OF ANY STATE OF THE UNITED STATES, (3) IN AN OFFSHORE TRANSACTION COMPLYING WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144, IF APPLICABLE, UNDER THE SECURITIES ACT OR (5) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT BUT IS IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AND IN RELATION TO WHICH THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION TO SUCH EFFECT FROM COUNSEL OF RECOGNISED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY PRIOR TO SUCH OFFER, SALE, PLEDGE OR TRANSFER. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS A NON-U.S. PERSON, AND ACKNOWLEDGES THAT HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.
8% SUBORDINATED CONVERTIBLE PROMISSORY NOTE

Principal Amount US$3,000,000.00	Ventura, California
[______], 2011
For value received, the undersigned Clean Diesel Technologies, Inc., a Delaware corporation (“Maker”), promises to pay to Kanis, S.A. (“Holder”), or order, c/o S G Associates Limited, 82Z Portland Place, London, England, W1B 1NS, the principal sum of Three Million United States Dollars ($3,000,000.00), together with interest at the rate hereinafter provided for on the unpaid principal balance of this promissory note (this “Note”) from time to time outstanding until paid in full.
Interest shall accrue on the unpaid and outstanding principal balance of this Note commencing on the date hereof and continuing until repayment of this Note in full at a rate per annum equal to Eight Per Cent (8.00%), with interest only payable quarterly on each March 31, June 30, September 30 and December 31, commencing June 30, 2011. The principal, along with any accrued but unpaid interest, shall be due and payable in full on May 10, 2016.

The Maker shall have the right to prepay the outstanding principal and accrued interest on this Note, without penalty or premium, provided however that the Holder shall have the right, 15 days following notice of prepayment, at its option to elect to accept prepayment, convert the Note into Common Stock as herein provided or convert in part and accept prepayment in part; provided that any such conversion shall not occur prior to 75 days following an election to convert the Note into Common Stock.
Maker shall make all payments hereunder to Holder in lawful money of the United States and in immediately available funds. Payments shall be applied first to accrued and unpaid interest, then to principal.
The maturity of this Note may be accelerated by Holder in the event that (i) Maker is in breach or default of any of the terms, conditions or covenants of this Note or any other agreement of Maker with Holder or its affiliates or (ii) the Holder provides written notice to Maker, not less than 30 days prior to such date, that it elects to accelerate the maturity to a date not earlier than November 11, 2012.
The Maker, for itself, its successors and assigns, covenants and agrees, and the Holder by acceptance of this Note, likewise covenants and agrees that the payment of the principal of and interest on this Note is subordinated in right of payment to the payment of all existing and future Senior Debt (as herein after defined) of the Company. “Senior Debt” means all current and any future secured debt of the Company, unless, in the agreement or instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness is not superior in right of payment to this Note provided, however, that “Senior Debt” shall not to be deemed to include any Indebtedness of the Company to any of its subsidiaries or Affiliates. This Note will rank pari passu with all future subordinated debt of the Company
The outstanding principal balance of, plus accrued and unpaid interest on, this Note may, at the option of Holder, in its sole discretion, be converted into shares of common stock, $0.01 par value, of Maker (the “Common Stock”), at any time, and from time to time upon written notice given to Maker not less than 75 calendar days prior to the date of conversion, at a conversion price of $7.044 per share, subject to adjustment as hereinafter provided (the “Conversion Price”). If this Note is converted in part only, the Maker will issue a new Note for the principal amount not so converted. Interest shall accrue through and including the business day prior to the date of conversion and shall be credited towards the exercise of the conversion rights hereunder unless the Holder shall notify the Maker that accrued interest is to be paid in cash. The Maker shall not effect any conversion of this Note, and the Holder of this Note shall not have the right to convert any portion of this Note, to the extent that after giving effect to such conversion, the aggregate number of shares of Common Stock issued upon conversion would exceed 369,853 shares (the “Maximum Number”).
In the event that the Maker shall, at any time prior to the exercise of conversion rights hereunder: (i) declare or pay to the holders of the Common Stock a dividend payable in any kind of shares of capital stock of the Maker; or (ii) combine, subdivide or otherwise reclassify its Common Stock into the same or a different number of shares with or without par value, or in shares of any class or classes; or (iii) transfer its property as an entirety or substantially as an entirety to any other company; or (iv) make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way of return of capital; then, in each case, the Maximum Number, the Conversion Price, and the number and kind of shares of Common Stock receivable upon conversion of this Note, in effect at the time of the record date for such dividend or distribution, or of the effective date of such subdivision, combination or reclassification, shall be proportionally adjusted so that the holder upon the subsequent exercise of conversion rights, shall receive, in addition to or in substitution for the shares of Common Stock to which it would otherwise be entitled upon such exercise, such additional shares of capital stock or scrip of the Maker, or such reclassified shares of capital stock of the Maker, or such shares of the securities or property of the Maker resulting from such transfer, or such assets of the Maker, which it would have been entitled to receive had it exercised these conversion rights prior to the happening of any of the foregoing events. Such adjustment shall be made successively whenever any of the foregoing events shall occur.

Maker waives presentment, demand, notice of demand, protest, notice of protest or notice of nonpayment in connection with the delivery, acceptance, performance, default or enforcement of this Note or of any document or instrument evidencing any security for payment of this Note.
Failure at any time to exercise any of the rights of Holder hereunder shall not constitute a waiver of such rights and shall not be a bar to exercise of any of such rights at a later date.
Maker agrees to pay all reasonable costs of collection and enforcement of this Note, including but not limited to reasonable attorney’s fees and disbursements, whether or not any lawsuit or other legal action is instituted to enforce this Note, including without limitation if Holder seeks the advice or assistance of an attorney as a result of or in connection with any default, or if Maker becomes the debtor or otherwise becomes the subject of any bankruptcy, insolvency or other proceeding for the readjustment of indebtedness.
No addition to or amendment of this Note shall be admissible, enforceable or effective unless it is set forth in a writing duly executed by the party against whom the addition or amendment is sought to be enforced.
Nothing contained in this Note shall be deemed to require the payment of interest or other charges by Maker or any other person in excess of the amount which the Holder may lawfully charge under the applicable usury laws. In the event that Holder shall collect moneys which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the legal rate shall be credited against the principal balance of this Note then outstanding, and any excess shall be returned to Maker.
This Note will be governed by and construed under the laws of the State of California. In any action brought under or arising out of this Note, the Maker hereto hereby consents to the jurisdiction of any competent court within the State of California and consents to service of process by any means authorized by the laws of the State of California.
IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed in California as of the date first written below.

Dated: [_____], 2011	Maker:

CLEAN DIESEL TECHNOLOGIES, INC.

By:

		Name:	Nikhil A. Mehta
		Title:	Chief Financial Officer

Schedule C
to Clean Diesel Technologies, Inc.
Subordinated Convertible Notes Commitment Letter
TRANSFER RESTRICTIONS
The Notes and shares of Common Stock issuable upon conversion of the Notes (collectively, the “Note Securities”) have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold to or for the account or benefit of “U.S. Persons” (as defined in Rule 902 of Regulation S promulgated under the Securities Act), except pursuant to Regulation S, the registration requirements of the Securities Act or an exemption from the registration requirements of the Securities Act.
Accordingly, the Note Securities are being placed outside the United States to non-U.S. Persons in an offshore transaction in reliance on Regulation S under the Securities Act. The terms “United States” and “U.S. Person” have the respective meanings given to those terms in Regulation S under the Securities Act.
Each holder of Note Securities will be deemed to have represented and agreed as follows:
A.
It is acquiring the Note Securities for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account or person is not a U.S. Person, and it is aware that the acquisition of Note Securities is being made in reliance on Regulation S under the Securities Act.

B.	It acknowledges that the Note Securities have not been registered under the Securities Act and may not be offered or sold except as provided below.
C.	It understands and agrees:
1.	that the Note Securities are being offered only outside the United States to non-U.S. Persons in an offshore transaction in reliance upon Regulation S under the Securities Act; and
2.
that it shall not offer, sell, pledge or otherwise transfer any Note Security within six (6) months after the date of original issuance of such Note Security or, in the case of an affiliate (as defined in Rule 144 promulgated under the Securities Act) of the Company, at any time until the later of (i) one (1) year after the date of original issuance of such Note Security and (ii) three months after it ceases to be an affiliate of the Company, other than (in each case as indicated and certified by the transferor):

(a)	to the Company;
(b)	pursuant to an effective registration statement under the Securities Act and in accordance with any applicable securities laws of any state of the United States;
(c)	in an offshore transaction in accordance with Regulation S under the Securities Act;

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(d)	pursuant to an exemption from the registration requirements of the Securities Act; or
(e)
in a transaction that does not require registration under the Securities Act but is in accordance with applicable state securities laws and in relation to which the transferor has furnished to the Company an opinion to such effect from counsel of recognized standing in form and substance satisfactory to the Company prior to such offer, sale, pledge or transfer.

D.
It understands that in any resale and transfer of Note Securities it will, and each subsequent holder thereof is required to, notify any purchaser of Note Securities of the resale restrictions referred to above, if then applicable. This notification requirement will be satisfied by virtue of the fact that the following legend will be placed on the Notes and on any shares of Common Stock issued upon conversion of the Notes, unless otherwise agreed to by the Company:

THIS SECURITY HAS NOT BEEN AND WILL NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED BY SUCH HOLDER PRIOR TO THE LATER OF THE (X) SIX MONTHS FOLLOWING THE ISSUANCE HEREOF OR (Y) IF APPLICABLE, THREE MONTHS AFTER IT CEASES TO BE AN AFFILIATE, OTHER THAN (1) TO THE COMPANY, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE LAWS OF ANY STATE OF THE UNITED STATES, (3) IN AN OFFSHORE TRANSACTION COMPLYING WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144, IF APPLICABLE, UNDER THE SECURITIES ACT OR (5) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT BUT IS IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AND IN RELATION TO WHICH THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION TO SUCH EFFECT FROM COUNSEL OF RECOGNISED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY PRIOR TO SUCH OFFER, SALE, PLEDGE OR TRANSFER. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS A NON-U.S. PERSON, AND ACKNOWLEDGES THAT HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.
E.	It acknowledges that the foregoing restrictions apply to holders of beneficial interests in the Note Securities as well as to holders of Note Securities.
F.	It acknowledges that it shall not engage in any hedging transactions involving the Note Securities unless in compliance with the Securities Act.
G.
It is a “Qualified Investor” within the meaning of Section 86 of the Financial Services and Markets Act 2000 and an “investment professional” within the meaning of Article 19 of the FSMA 2000 (Financial Promotion) Order 2005.

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